CONSOLIDATED FINANCIAL STATEMENTS
             (A Development Stage Company)


                 HERITAGE MINES, LTD.







             Quarter Ended April 30, 1996
                 HERITAGE MINES, LTD.
             (A Development Stage Company)


Index to
Consolidated Financial Statements



Consolidated Financial Statements                     1
Consolidated Statement of Operations                  4
Consolidated Statement of Cash Flows                  5
Notes to Consolidated Financial Statements            8

               HERITAGE MINES, LTD.
             (A DEVELOPMENT STAGE COMPANY)
           CONSOLIDATED FINANCIAL STATEMENTS
            AS OF AND FOR THE QUARTER ENDED
                    APRIL 30, 1996

                      (UNAUDITED)

                    _______________

The following consolidated balance sheet
(unaudited) as of April 30, 1996 and the consolidated statement of operations (unaudited) for the quarter ended April 30, 1996, give effect to the acquisition of all the outstanding shares of Heritage
Gold Mines, Inc. by Heritage Mines, Ltd., which acquisition was completed on March 6, 1996 and accounted for as a reverse merger. The consolidated information is based on the historical financial statements of Heritage Gold Mines, Inc.
(including its post Reorganization subsidiaries GWZ
Management Company, Inc. (GWZ) and WAZCO,
Inc. (WAZCO) and Heritage Mines, Ltd. and includes assumptions and adjustments set forth in the accompanying notes to the consolidated financial statements.
                 HERITAGE MINES, LTD.
             (A DEVELOPMENT STAGE COMPANY)
           CONSOLIDATED FINANCIAL STATEMENTS
            AS OF AND FOR THE QUARTER ENDED
                    APRIL 30, 1996

                      (UNAUDITED)

                    _______________


                                      April 30, 1996         April 30, 1995
                                           ASSETS

CURRENT ASSETS
Cash and cash equivalents              106,448                  1,121
Other current assets                    14,053                      -
Subscriptions
 receivable                                  -                  5,000

TOTAL CURRENT
  ASSETS                               120,501                  6,121

PROPERTY, PLANT,
 EQUIPMENT AND MINE
 DEVELOPMENT COSTS,
 NET                                 1,247,978                611,773

OTHER ASSETS
Other Assets                            60,338                 49,100

TOTAL OTHER ASSETS                      60,338                 49,100
TOTAL ASSETS                         1,428,818                676,994

                            LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Accounts payable                         2,750                      -
Accrued liabilities                    204,719                 20,662
Notes and advances to
 stockholders and
 related parties                             -                383,000
Notes payable                           86,640                      -
Accrued interest                         7,634                 16,248
TOTAL CURRENT
 LIABILITIES                           301,743                419,910

STOCKHOLDERS' EQUITY
 (DEFICIT)
Common Stock                           221,514                120,469
Additional paid-in
 capital                             1,663,413                      -
Deficit accumulated
 during the
 development stage                   (757,853)                 36,615
TOTAL STOCKHOLDERS'
 EQUITY (DEFICIT)                    1,127,075                257,084
TOTAL LIABILITIES
 AND STOCKHOLDERS'
 EQUITY (DEFICIT)                    1,428,818                676,994

/TABLE

                                    HERITAGE MINES, LTD.
                                (A DEVELOPMENT STAGE COMPANY)
                            CONSOLIDATED STATEMENT OF OPERATIONS
                               AS OF AND FOR THE QUARTER ENDED
                                       APRIL 30, 1996

                                         (UNAUDITED)

                                       _______________


                                                                            Period from
                               Quarter                Quarter               Inception
                               Ended                  Ended                 (5/11/92)
                               4/30/96                4/30/95               thru 4/30/96

REVENUES
Operating Revenue                    -                      -                 29,996
TOTAL REVENUES                       -                      -                 29,996

OPERATING COSTS
General and
 Administrative                303,070                  3,530                793,681
Depreciation                    12,036                  6,250                 88,199
TOTAL OPERATING
 COSTS                         315,106                  9,780                881,880

LOSS FROM
 OPERATIONS                  (315,106)                (9,780)              (851,880)

OTHER INCOME
 (EXPENSE)
Interest expense, net          (8,550)                  (398)               (18,178)
Other Income                         -                    823                237,210
Other expense                (125,000)                      -              (125,000)

NET LOSS                     (448,657)                (9,354)              (757,853)
NET LOSS PER SHARE           (0.0416)                       -                      -
WEIGHTED AVERAGE
 COMMON SHARE               10,794,789

/TABLE

                                    HERITAGE MINES, LTD.
                                (A DEVELOPMENT STAGE COMPANY)
                            CONSOLIDATED STATEMENT OF CASH FLOWS
                               AS OF AND FOR THE QUARTER ENDED
                                       APRIL 30, 1996

                                         (UNAUDITED)

                                       _______________


                                                                            Period from
                               Quarter                Quarter               Inception
                               Ended                  Ended                 (5/11/92)
                               4/30/96                4/30/95               thru 4/30/96

CASH FLOWS FROM
 OPERATING
 ACTIVITIES
Net Loss                     (448,657)                (9,354)              (757,853)
Adjustments to
 reconcile net loss
 to cash used in
 operating activities:
  Depreciation                  12,036                  6,250                 88,199
  Stock issued                       -                      -                  1,045
Changes in assets
 and liabilities                     -                      -
Other current assets             9,548                      -               (14,053)
Restricted cash                      -                      -               (17,880)
Accounts payable                 2,750                      -                  2,750
Accrued liabilities             54,198                  2,923                204,718
Accrued interest                 7,672                  6,731                 53,048

NET CASH AND CASH
 EQUIVALENTS
 PROVIDED (USED)
 BY OPERATING
 ACTIVITIES                  (362,453)                  6,550              (440,026)

CASH FLOWS FROM
 INVESTING
 ACTIVITIES
Purchase of property
 and equipment                (65,730)                (3,318)              (152,790)
Mine development
 costs                       (152,235)                      -              (528,083)
Construction in
 progress                     (16,001)                (2,918)              (175,936)
Deposits                         3,000                      -                (7,458)
Mining Claims                        -                      -               (20,000)
Other Investments                    -                      -                      -

NET CASH AND CASH
 EQUIVALENTS PROVIDED
 (USED) BY INVESTING
 ACTIVITIES                  (230,966)                (6,236)              (884,267)

CASH FLOWS FROM
 FINANCING
 ACTIVITIES:
Issuance of common
 stock for cash                      -                      -                112,500
Proceeds from notes
 payable to related
 parties                       676,323                      -              1,050,000
Proceeds from notes
 payable                             -                      -                 36,640
Advances from
 related parties                     -                      -                280,000
Repayment of notes
 payable                                                                    (48,400)

NET CASH AND CASH
 EQUIVALENTS
 PROVIDED (USED)
 BY FINANCING
 ACTIVITIES                    676,323                      -              1,430,740

NET INCREASE
 (DECREASE) IN
 CASH AND CASH
 EQUIVALENTS                    82,905                    314                106,448

CASH AND CASH
 EQUIVALENTS,
 BEGINNING OF
 YEAR                           23,543                    806                      -

CASH AND CASH
 EQUIVALENTS,
 END OF YEAR                   106,448                  1,121                106,448

/TABLE

                 HERITAGE MINES, LTD.
             (A DEVELOPMENT STAGE COMPANY)
                NOTES TO CONSOLIDATED
                 FINANCIAL STATEMENTS
            AS OF AND FOR THE QUARTER ENDED
                    APRIL 30, 1996

                      (UNAUDITED)
                    _______________



1.     GENERAL

       The consolidated balance sheet (unaudited) as of April 30, 1996 and the consolidated statement of operations (unaudited) for the quarter ended April 30, 1996 reflect the following reorganization (the
       "Reorganization"):

       -  Heritage Gold Mines, Inc. acquired 100%
          of the stock of WAZCO and GWZ from
          the common stockholders.  In accordance
          with SEC practice, the exchange of shares between companies under common control is accounted for as if the combinations were a pooling of interest. Heritage Gold
          Mines, Inc. is presented herein
          consolidated with its two subsidiaries,
          WAZCO and GWZ.

       -  On March 6, 1996, Heritage Gold Mines,
          Inc. merged with Heritage Mines, Ltd., a
          "public shell," with no major assets or
          liabilities.  From November 1995 through
          April 1996, Heritage Mines, Ltd., through its majority shareholder, obtained
          $1,000,000 through a private placement,
          which was used for mining development
          costs and working capital.

       -  As part of the Reorganization, several
          notes payable to shareholders and related parties and related accrued interest thereon were contributed to capital or converted to stock.

2.     SUBSEQUENT EVENTS

       Subsequent to the quarter end, the Company has raised $355,125 in equity capital through a $500,000 private placement offering and an additional $140,000 in debt financing as of July 31, 1996. In addition, the Company exchanged 80,000 shares of common stock for the accrued salaries and expenses of certain employees and curtailed future accruals for salaries and expenses. In June
       1996, a shareholder paid accrued legal fees of $50,000 through the sale of stock..